EXHIBIT 23.2


                        Coopers & Lybrand L.L.P.
                          1200 Landmark Center
                        1299 Farnam, Suite 1000
                       Omaha, Nebraska 68102-1842


                   Consent of Independent Accountants


We consent to the incorporation by reference in this
registration statement on Form S-3 of Mid-America
Apartment Communities,  Inc. of  our  report  dated
March 29, 1995,  on  our  audits  of  the
consolidated   financial  statements  and   financial
statement schedules   of  America  First  REIT,  Inc.
and the Company's predecessor as of December 31, 1994 and 1993, and for the three years in the period ended December 31, 1994, which report is included in America First REIT, Inc.'s Annual Report on Form
10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".



Coopers & Lybrand L.L.P.
Omaha, Nebraska
January 16, 1997